UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2007

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications which may make some of our vessels technologically obsolete for certain customer projects or in certain markets; acts of terrorism; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On July 12, 2007, Dean E. Taylor, Chairman of the Board, President and Chief Executive Officer of Tidewater Inc., delivered a presentation at the 2007 Annual Meeting of Stockholders in New Orleans, Louisiana.

The following information is being provided under Item 7.01 Regulation FD Disclosure in this Current Report on Form 8-K: (1) a slide presentation presented at the 2007 Annual Meeting of Stockholders held on July 12, 2007 in New Orleans, Louisiana included as Exhibit 99.1 to this Current Report on Form 8-K and (2) a transcript to the 2007 Annual Meeting of Stockholders held on July 12, 2007 in New Orleans, Louisiana included as Exhibit 99.2 to this Current Report on Form 8-K. Both Exhibit 99.1 and 99.2 are incorporated herein by reference as if fully set forth.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished with this Form 8-K:

99.1	Tidewater Inc. slide presentation presented at the 2007 annual meeting of stockholders held on July 12, 2007 in New Orleans, Louisiana.

99.2	Transcript to the 2007 annual meeting of stockholders held on July 12, 2007 in New Orleans, Louisiana.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ J. Keith Lousteau
J. Keith Lousteau Executive Vice President and Chief Financial Officer

Date: July 13, 2007